Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Christopher Ranjitkar, Director, Investor Relations
(617) 219-1410

Government Properties Income Trust Announces First Quarter 2018 Results
First Quarter Net Income Available for Common Shareholders of $0.06 Per Share
First Quarter Normalized FFO Available for Common Shareholders of $0.55 Per Share
Completed 280,419 Square Feet of Leasing in the First Quarter for a 4.9% Increase in Rents

Newton, MA (May 3, 2018): Government Properties Income Trust (Nasdaq: GOV) today announced its financial results for the quarter ended March 31, 2018.

David Blackman, President and Chief Operating Officer of GOV, made the following statement:

“Government Properties Income Trust saw continued positive leasing momentum in the first quarter of 2018, entering new and renewal leases for over 280,000 square feet with a 4.9% average roll up in rent. Same property occupancy increased to 95.3% during the quarter, a 20 basis point increase compared to year end. We also continued to advance our property disposition plans, completing the sale of one office property in the quarter. The marketing of additional properties for sale continues to progress, with two office properties currently under agreement to sell for $129.3 million and additional properties identified to market for potential sale during the quarter.”
Results for the Quarter Ended March 31, 2018:

Net income available for common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, for the quarter ended March 31, 2018 was $6.3 million, or $0.06 per diluted share, compared to net income available for common shareholders of $7.4 million, or $0.10 per diluted share, for the quarter ended March 31, 2017. Net income available for common shareholders for the quarter ended March 31, 2018 includes a $12.9 million, or $0.13 per diluted share, unrealized gain on equity securities, partially offset by a $6.1 million, or $0.06 per diluted share, loss on impairment of real estate and $2.9 million, or $0.03 per diluted share, of estimated business management incentive fee expense. The weighted average number of diluted common shares outstanding was 99.0 million for the quarter ended March 31, 2018 and 71.1 million for the quarter ended March 31, 2017.

Normalized funds from operations, or Normalized FFO, available for common shareholders for the quarter ended March 31, 2018 were $54.1 million, or $0.55 per diluted share, compared to Normalized FFO available for common shareholders for the quarter ended March 31, 2017 of $39.9 million, or $0.56 per diluted share.

Reconciliations of net income available for common shareholders determined in accordance with GAAP to funds from operations, or FFO, available for common shareholders and Normalized FFO available for common shareholders for the quarters ended March 31, 2018 and 2017 appear later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Leasing, Occupancy and Same Property Results:

During the quarter ended March 31, 2018, GOV entered new and renewal leases for an aggregate 280,419 rentable square feet at weighted (by rentable square feet) average rents that were 4.9% above prior rents for the same space. The weighted average (by rentable square feet) lease term for leases entered during the quarter ended March 31, 2018 was 5.6 years. Leasing concessions and capital commitments for new and renewal leases entered during the quarter ended March 31, 2018 were $8.0 million, or $5.13 per square foot, per lease year. GOV's leasing during the quarter ended March 31, 2018 included approximately 72,000 square feet entered with government tenants for a weighted average (by rentable square feet) lease term of 8.2 years, weighted average (by rentable square feet) rents that were 20.2% higher than prior rents for the same space and leasing concessions and capital commitments of $6.20 per square foot per weighted average lease year.

As of March 31, 2018, 94.4% of GOV’s total rentable square feet was leased, compared to 94.2% as of December 31, 2017 and 95.1% as of March 31, 2017. Occupancy for properties owned continuously since January 1, 2017, or same properties, was 95.3% as of March 31, 2018, which compares with 95.1% as of December 31, 2017 and 95.7% as of March 31, 2017. Same properties net operating income, or NOI, decreased 1.2% and same properties cash basis NOI, or Cash Basis NOI, increased 0.1% for the quarter ended March 31, 2018 compared to the same period in 2017.

Reconciliations of net income available for common shareholders determined in accordance with GAAP to Consolidated Property NOI and to Consolidated Property Cash Basis NOI for the quarters ended March 31, 2018 and 2017 appear later in this press release.

Recent Disposition Activities:

In March 2018, GOV sold an office property (one building) located in Minneapolis, MN with 193,594 rentable square feet for $20.0 million, excluding closing costs.

In February 2018, GOV entered an agreement to sell an office property (one building) located in Sacramento, CA with 110,500 rentable square feet for $10.8 million, excluding closing costs. This sale is expected to occur in the second quarter of 2018.

In April 2018, GOV entered an agreement to sell an office property (one building) located in New York, NY with 187,060 rentable square feet for $118.5 million, excluding closing costs. This sale is expected to occur in the second quarter of 2018.

Recent Financing Activities:

On May 1, 2018, one of GOV's subsidiaries redeemed all of its 1.8 million outstanding 5.5% Series A Cumulative Preferred Units for $11.15 per unit, plus accrued and unpaid distributions (an aggregate of $20.3 million).

Conference Call:

At 11:00 a.m. Eastern Time this morning, President and Chief Operating Officer, David Blackman, and Chief Financial Officer and Treasurer, Mark Kleifges, will host a conference call to discuss GOV’s first quarter 2018 financial results.

The conference call telephone number is (877) 328-1172. Participants calling from outside the United States and Canada should dial (412) 317-5418. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Thursday, May 10, 2018. To access the replay, dial (412) 317-0088. The replay pass code is 10118587.

A live audio webcast of the conference call will also be available in a listen only mode on GOV’s website, at www.govreit.com. Participants wanting to access the webcast should visit GOV’s website about five minutes before the call. The archived webcast will be available for replay on GOV’s website following the call for about one week. The transcription, recording and retransmission in any way of GOV’s first quarter conference call are strictly prohibited without the prior written consent of GOV.

Supplemental Data:

A copy of GOV’s First Quarter 2018 Supplemental Operating and Financial Data is available for download at GOV’s website, which is located at www.govreit.com. GOV’s website is not incorporated as part of this press release.

GOV is a real estate investment trust, or REIT, which primarily owns properties located throughout the United States that are majority leased to government tenants and office properties in the metropolitan Washington, D.C. market area that are leased to government and private sector tenants. GOV is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.

Please see the pages attached hereto for a more detailed statement of GOV’s operating results and financial condition and for an explanation of GOV’s calculation of FFO available for common shareholders, Normalized FFO available for common shareholders, NOI and Cash Basis NOI and a reconciliation of those amounts to amounts determined in accordance with GAAP.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER GOV USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, GOV IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON GOV’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY GOV’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
MR. BLACKMAN'S STATEMENTS REGARDING GOV'S QUARTERLY LEASING ACTIVITIES MAY IMPLY THAT SIMILAR OR BETTER RESULTS WILL BE ACHIEVED IN THE FUTURE. HOWEVER, GOV CANNOT BE SURE THAT IT WILL REALIZE SIMILAR OR BETTER LEASING RESULTS IN THE FUTURE.

•
MR. BLACKMAN ALSO STATES THAT GOV CONTINUED TO ADVANCE ITS PROPERTY DISPOSITION PLAN AND NOTES THAT GOV HAS PLACED TWO PROPERTIES UNDER AGREEMENT FOR $129.3 MILLION AND THE MARKETING OF OTHER PROPERTIES IS CONTINUING TO PROGRESS. HOWEVER, THE SALES OF GOV'S PROPERTIES UNDER AGREEMENT ARE SUBJECT TO CONDITIONS. THESE CONDITIONS MAY NOT BE MET AND THESE TRANSACTIONS MAY NOT OCCUR, MAY BE DELAYED OR THEIR TERMS MAY CHANGE. FURTHER, GOV MAY NOT BE ABLE TO SUCCESSFULLY SELL ADDITIONAL PROPERTIES THAT IT MARKETS FOR SALE AND GOV MAY REALIZE LOSSES ON ANY SUCH SALES OR IN CONNECTION WITH PURSUING ANY SUCH SALES.

THE INFORMATION CONTAINED IN GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN GOV’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE GOV’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY GOV’S FORWARD LOOKING STATEMENTS. GOV’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, GOV DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Government Properties Income Trust
Condensed Consolidated Statements of Income
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2018	2017

Rental income	$108,717	$69,296

Expenses:
Real estate taxes	12,964	8,177
Utility expenses	6,690	4,606
Other operating expenses	22,837	13,992
Depreciation and amortization	44,204	20,505
Loss on impairment of real estate	6,116	—
General and administrative (1)	9,606	3,962
Total expenses	102,417	51,242

Operating income	6,300	18,054
Dividend income	304	304
Unrealized gain on equity securities (2)	12,931	—
Interest income	116	61
Interest expense (including net amortization of debt premiums and discounts
and debt issuance costs of $965 and $807, respectively)	(22,766)	(13,581)
Income (loss) from continuing operations before income taxes and
equity in earnings of investees	(3,115)	4,838
Income tax expense	(32)	(18)
Equity in earnings of investees	9,712	2,739
Income from continuing operations	6,565	7,559
Loss from discontinued operations	—	(144)
Net income	6,565	7,415
Preferred units of limited partnership distributions	(278)	—
Net income available for common shareholders	$6,287	$7,415

Weighted average common shares outstanding (basic)	99,041	71,079
Weighted average common shares outstanding (diluted)	99,049	71,094

Per common share amounts (basic and diluted):
Income from continuing operations	$0.07	$0.11
Loss from discontinued operations	$—	$—
Net income available for common shareholders	$0.06	$0.10

(1)	General and administrative expenses include estimated business management incentive fee expense of $2,887 for the three months ended March 31, 2018.

(2)
Unrealized gain on equity securities represents the adjustment required to adjust the carrying value of GOV's investment in The RMR Group Inc. common shares to its fair value as of March 31, 2018 in accordance with new GAAP standards effective January 1, 2018.

Government Properties Income Trust
Funds from Operations and Normalized Funds from Operations (1)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Calculation of Funds from Operations (FFO) and Normalized FFO available for common shareholders:
Net income available for common shareholders	$6,287	$7,415
Add (less): Depreciation and amortization:
Consolidated properties	44,204	20,505
Unconsolidated joint venture properties	2,185	—
FFO attributable to SIR investment	18,488	12,404
Loss on impairment of real estate	6,116	—
Equity in earnings of SIR	(10,289)	(2,611)
FFO available for common shareholders	66,991	37,713
Add (less): Normalized FFO attributable to SIR investment	15,606	14,590
FFO attributable to SIR investment	(18,488)	(12,404)
Estimated business management incentive fees (2)	2,887	—
Unrealized gain on equity securities (3)	(12,931)	—
Normalized FFO available for common shareholders	$54,065	$39,899

Weighted average common shares outstanding (basic)	99,041	71,079
Weighted average common shares outstanding (diluted)	99,049	71,094

Per common share amounts (basic and diluted):
Net income available for common shareholders	$0.06	$0.10
FFO available for common shareholders	$0.68	$0.53
Normalized FFO available for common shareholders	$0.55	$0.56
Distributions declared per share	$0.43	$0.43

(1)
GOV calculates FFO available for common shareholders and Normalized FFO available for common shareholders as shown above. FFO available for common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income available for common shareholders calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and its proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties and the difference between FFO attributable to an equity investment and equity in earnings of an equity investee but excluding impairment charges on and increases in the carrying value of real estate assets, any gain or loss on sale of real estate, as well as certain other adjustments currently not applicable to GOV. GOV's calculation of Normalized FFO available for common shareholders differs from Nareit's definition of FFO available for common shareholders because GOV includes Select Income REIT's, or SIR's, Normalized FFO attributable to GOV's equity investment in SIR (net of FFO attributable to GOV's equity investment in SIR), GOV includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of GOV's core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year and GOV excludes unrealized gains and losses on equity securities. GOV considers FFO available for common shareholders and Normalized FFO available for common shareholders to be appropriate supplemental measures of operating performance for a REIT, along with net income, net income available for GOV's common shareholders and operating income. GOV believes that FFO available for common shareholders and Normalized FFO available for common shareholders provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO available for common shareholders and Normalized FFO available for common shareholders may facilitate a comparison of GOV's operating performance between periods and with other REITs. FFO available for common shareholders and Normalized FFO available for common shareholders are among the factors considered by GOV's Board of Trustees when determining the amount of distributions to GOV's shareholders. Other factors include, but are not limited to, requirements to maintain GOV's qualification for taxation as a REIT, limitations in GOV's credit agreement and public debt covenants, the availability to GOV of debt and equity capital, GOV's expectation of its future capital requirements and operating performance, GOV's receipt of distributions from SIR and GOV's expected needs for and availability of cash to pay its obligations. FFO available for common shareholders and Normalized FFO available for common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income available for common shareholders or operating income as indicators of GOV's operating performance or as measures of GOV's liquidity. These measures should be considered in conjunction with net income, net income available for common shareholders and operating income as presented in GOV's Condensed Consolidated Statements of Income. Other real estate companies and REITs may calculate FFO available for common shareholders and Normalized FFO available for common shareholders differently than GOV does.

(2)
Incentive fees under GOV’s business management agreement with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expenses in GOV’s condensed consolidated statements of income. In calculating net income in accordance with GAAP, GOV recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although GOV recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income, GOV does not include such expense in the calculation of Normalized FFO until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Net income includes $2,887 of estimated business management incentive fee expense for the three months ended March 31, 2018.

(3)
Unrealized gain on equity securities represents the adjustment required to adjust the carrying value of GOV's investment in The RMR Group Inc. common shares to its fair value as of March 31, 2018 in accordance with new GAAP standards effective January 1, 2018.

Government Properties Income Trust
Calculation and Reconciliation of Consolidated Property Net Operating Income (NOI) and Consolidated Property Cash Basis NOI (1)
(amounts in thousands)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Calculation of Consolidated Property NOI and Consolidated Property Cash Basis NOI (2):
Rental income (3)	$108,717	$69,296
Property operating expenses	(42,491)	(26,775)
Consolidated Property NOI	66,226	42,521
Non-cash straight line rent adjustments included in rental income (3)	(3,091)	(1,300)
Lease value amortization included in rental income (3)	835	627
Non-cash amortization included in property operating expenses (4)	(121)	(121)
Consolidated Property Cash Basis NOI	$63,849	$41,727

Reconciliation of Net Income Available for Common Shareholders to Consolidated NOI and Consolidated Property Cash Basis NOI:
Net income available for common shareholders	$6,287	$7,415
Preferred units of limited partnership distributions	278	—
Net income	6,565	7,415
Loss from discontinued operations	—	144
Income from continuing operations	6,565	7,559
Equity in earnings of investees	(9,712)	(2,739)
Income tax expense	32	18
Interest expense	22,766	13,581
Interest income	(116)	(61)
Unrealized gain on equity securities	(12,931)	—
Dividend income	(304)	(304)
Operating income	6,300	18,054
General and administrative	9,606	3,962
Loss on impairment of real estate	6,116	—
Depreciation and amortization	44,204	20,505
Consolidated Property NOI	66,226	42,521
Non-cash amortization included in property operating expenses (4)	(121)	(121)
Lease value amortization included in rental income (3)	835	627
Non-cash straight line rent adjustments included in rental income (3)	(3,091)	(1,300)
Consolidated Property Cash Basis NOI	$63,849	$41,727

Reconciliation of Consolidated Property NOI to Same Property NOI (5):
Rental income	$108,717	$69,296
Property operating expenses	(42,491)	(26,775)
Consolidated Property NOI	66,226	42,521
Less: NOI of properties not included in same property results	(24,679)	(470)
Same property NOI	$41,547	$42,051

Calculation of Same Property Cash Basis NOI (5):
Same property NOI	$41,547	$42,051
Add: Lease value amortization included in rental income (3)	531	616
Less: Non-cash straight line rent adjustments included in rental income (3)	(633)	(1,267)
Non-cash amortization included in property operating expenses (4)	(121)	(118)
Same property Cash Basis NOI	$41,324	$41,282

(1)
GOV calculates Consolidated Property NOI and Consolidated Property Cash Basis NOI as shown above. The calculations of Consolidated Property NOI and Consolidated Property Cash Basis NOI exclude certain components of net income available for common shareholders in order to provide results that are more closely related to GOV's consolidated property level results of operations. GOV defines Consolidated Property NOI as consolidated income from its rental of real estate less its consolidated property operating expenses. Consolidated Property NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that GOV records as depreciation and amortization. GOV defines Consolidated Property Cash Basis NOI as Consolidated Property NOI excluding non-cash straight line rent adjustments, lease value amortization and non-cash amortization included in other operating expenses. GOV considers Consolidated Property NOI and Consolidated Property Cash Basis NOI to be appropriate supplemental measures to net income available for common shareholders because they may help both investors and management to understand the operations of GOV's consolidated properties. GOV uses Consolidated Property NOI and Consolidated Property Cash Basis NOI to evaluate individual and company wide consolidated property level performance, and GOV believes that Consolidated Property NOI and Consolidated Property Cash Basis NOI provide useful information to investors regarding GOV's results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of GOV's operating performance between periods and with other REITs. Consolidated Property NOI and Consolidated Property Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income available for common shareholders or operating income as indicators of GOV's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net income, net income available for common shareholders and operating income as presented in GOV's Condensed Consolidated Statements of Income. Other real estate companies and REITs may calculate Consolidated Property NOI and Consolidated Property Cash Basis NOI differently than GOV does.

(2)	Excludes one property (one building) classified as discontinued operations which was sold on August 31, 2017.

(3)
GOV reports rental income on a straight line basis over the terms of the respective leases; as a result, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to GOV by its tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

(4)
GOV recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price GOV paid for its investment in The RMR Group Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

(5)
For the three months ended March 31, 2018 and 2017, same property NOI and same property Cash Basis NOI are based on consolidated properties GOV owned as of March 31, 2018 and which it owned continuously since January 1, 2017.

Government Properties Income Trust
Condensed Consolidated Balance Sheets
(amounts in thousands, except share data)
(unaudited)

	March 31,	December 31,
	2018	2017
ASSETS
Real estate properties:
Land	$623,610	$627,108
Buildings and improvements	2,313,123	2,348,613
Total real estate properties, gross	2,936,733	2,975,721
Accumulated depreciation	(353,329)	(341,848)
Total real estate properties, net	2,583,404	2,633,873
Equity investment in Select Income REIT	465,131	467,499
Investment in unconsolidated joint ventures	48,758	50,202
Assets of properties held for sale	18,080	—
Acquired real estate leases, net	323,710	351,872
Cash and cash equivalents	17,380	16,569
Restricted cash	4,766	3,111
Rents receivable, net	65,539	61,429
Deferred leasing costs, net	22,622	22,977
Other assets, net	106,234	96,033
Total assets	$3,655,624	$3,703,565

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$570,000	$570,000
Unsecured term loans, net	548,022	547,852
Senior unsecured notes, net	944,743	944,140
Mortgage notes payable, net	182,083	183,100
Liabilities of properties held for sale	275	—
Accounts payable and other liabilities	74,623	89,440
Due to related persons	8,544	4,859
Assumed real estate lease obligations, net	12,480	13,635
Total liabilities	2,340,770	2,353,026

Commitments and contingencies

Preferred units of limited partnership	20,496	20,496

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 150,000,000 shares authorized, 99,145,304 and 99,145,921 shares issued and outstanding, respectively	991	991
Additional paid in capital	1,968,205	1,968,217
Cumulative net income	174,585	108,144
Cumulative other comprehensive income	945	60,427
Cumulative common distributions	(850,368)	(807,736)
Total shareholders’ equity	1,294,358	1,330,043
Total liabilities and shareholders’ equity	$3,655,624	$3,703,565